SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2009
ViaSat, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (760) 476-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Merger
     On December 15, 2009 (the “Closing Date”), ViaSat, Inc. (“ViaSat”) completed its previously announced acquisition of WildBlue Holding, Inc., a Delaware corporation (“WildBlue”), contemplated by the Agreement and Plan of Merger, dated as of September 30, 2009 (the “Merger Agreement”), by and among ViaSat, WildBlue and Aloha Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of ViaSat (“Merger Sub”), pursuant to which Merger Sub merged with and into WildBlue (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub ceased and WildBlue continued as the surviving corporation and as a wholly owned subsidiary of ViaSat. In connection with the Merger, ViaSat paid approximately $443 million in cash to WildBlue debt holders and issued approximately 4.29 million shares of ViaSat common stock (the “Shares”) to WildBlue equity and debt holders. As part of the Merger, ViaSat retained approximately $64 million of WildBlue’s cash on hand.
     On the Closing Date, in accordance with the terms of the Fourth Amended and Restated Revolving Loan Agreement, dated as of July 1, 2009, by and among ViaSat, Banc of America Securities LLC, Bank of America, N.A., JPMorgan Chase Bank, N.A., Union Bank, N.A. and other lenders party thereto (as amended, the “Credit Agreement”), WildBlue, WildBlue Communications, Inc., a Delaware corporation and wholly owned subsidiary of WildBlue (“WildBlue Communications”), and WB Holdings 1 LLC, a Delaware limited liability company and wholly owned subsidiary of WildBlue (“WB Holdings 1” and, together with WildBlue and WildBlue Communications, the “WildBlue Subsidiary Guarantors”), agreed to, among other things, guarantee all of the indebtedness of ViaSat outstanding under the Credit Agreement from time to time. In addition, the WildBlue Subsidiary Guarantors pledged substantially all of their assets to secure their guarantee obligations under the Credit Agreement.
     In addition, in accordance with the terms of the Indenture, dated as of October 22, 2009, by and among ViaSat, each of ViaSat’s domestic subsidiaries that guaranteed the Credit Agreement (collectively, the “Guarantors”) and Wilmington Trust FSB, as trustee (the “Trustee”), the WildBlue Subsidiary Guarantors also agreed to guarantee all of the indebtedness of ViaSat under the Indenture.
Registration Rights Agreement
     In connection with the Merger, on the Closing Date, ViaSat entered into a registration rights agreement (the “Registration Rights Agreement”) with certain former WildBlue equity and debt holders (the “Holders”), pursuant to which ViaSat agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission to register the resale of the Shares issued to the Holders in connection with the Merger and to use commercially reasonable efforts to maintain the effectiveness of such registration statement for a specified period. ViaSat also agreed to indemnify the Holders against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), in respect of such resale registration.
     The foregoing description of the Registration Rights Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.01.
Item 3.02 Unregistered Sales of Equity Securities.
     As described in Item 1.01 above, ViaSat issued approximately 4.29 million shares of its common stock to WildBlue equity and debt holders in connection with the Merger. The Shares issued to certain former WildBlue holders are subject to lock-up agreements prohibiting any transfers for sixty (60) days after the Closing Date and restricting any transfers thereafter to daily and monthly sales limitations until December 15, 2010, subject to limited exceptions. The Shares were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.
Item 7.01 Regulation FD Disclosure.
     On December 15, 2009, ViaSat issued a press release announcing the completion of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1.
     The information contained in this Item 7.01 and in the accompanying exhibit shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of business acquired.
     The financial statements required by this Item are not being filed herewith. To the extent such information is required by this Item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro forma financial information.
     The pro forma financial information required by this Item is not being filed herewith. To the extent such information is required by this Item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of September 30, 2009, by and among ViaSat, Inc., WildBlue Holding, Inc. and Aloha Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by ViaSat, Inc. on October 2, 2009).

10.1	Registration Rights Agreement, dated as of December 15, 2009, by and among ViaSat, Inc. and the Holders listed on Schedule A thereto.

99.1	Press release issued by ViaSat, Inc. on December 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.
Date: December 18, 2009	By:	/s/ Keven K. Lippert
		Name:	Keven K. Lippert
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of September 30, 2009, by and among ViaSat, Inc., WildBlue Holding, Inc. and Aloha Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by ViaSat, Inc. on October 2, 2009).

10.1	Registration Rights Agreement, dated as of December 15, 2009, by and among ViaSat, Inc. and the Holders listed on Schedule A thereto.

99.1	Press release issued by ViaSat, Inc. on December 15, 2009.